Exhibit 107

Calculation of Filing Fee Table

Form F-3ASR

(Form Type)

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Finance Inc.

Anheuser-Busch InBev Worldwide Inc.

Cobrew NV

Brandbrew S.A.

Brandbev S.à r.l.

Anheuser-Busch Companies, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Anheuser-Busch InBev SA/NV

Fees to Be Paid	Equity	Ordinary Shares without nominal value(2)	Rule 456(b) and Rule 457(r)					(3)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Anheuser-Busch InBev Finance Inc.

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)					(3)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Anheuser-Busch InBev Worldwide Inc.

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)					(3)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Cobrew NV

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Brandbrew S.A.

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Brandbev S.à r.l.

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Anheuser-Busch Companies, LLC

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Finance Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

	Other	Guarantees of Debt Securities of Anheuser-Busch InBev Worldwide Inc.	Rule 456(b) and Rule 457(r)			(4)		(4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					Indeterminate		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(2)

The ordinary shares may be represented by American Depositary Shares, each of which represents one ordinary share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-214027), as amended, or, if registration of additional American Depositary Receipts is necessary, will be registered pursuant to a separate registration statement on Form F-6.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each Registrant is deferring payment of all of the registration fee.
(4)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.